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                                  EXHIBIT 21.1

                 SUBSIDIARIES OF THE REGISTRANT (1) (2) (3) (4)

      The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2003, and the places of incorporation or organization thereof, are:

                                                      PLACE OF
                                                    INCORPORATION
            NAME OF SUBSIDIARY                     OR ORGANIZATION
            ------------------                     ---------------
UNITED STATES
Allied Tire Sales, Inc.                            Florida
Belt Concepts of America, Inc.                     Delaware
Celeron Corporation                                Delaware
Cosmoflex, Inc.                                    Delaware
Dapper Tire Co., Inc.                              California
Divested Atomic Corporation                        Delaware
Divested Companies Holding Company                 Delaware
Divested Litchfield Park Properties, Inc.          Arizona
*Goodyear Dunlop Tires North America, Ltd.         Ohio
Goodyear Farms, Inc.                               Arizona
Goodyear International Corporation                 Delaware
The Goodyear Rubber Plantations Company            Ohio
Goodyear-SRI Global Purchasing Company             Ohio
Goodyear-SRI Global Technology LLC                 Ohio
Goodyear Western Hemisphere Corporation            Delaware
The Kelly-Springfield Tire Corporation             Delaware
Laurelwood Properties Inc.                         Delaware
Retreading L Inc.                                  Delaware
Retreading L, Inc. of Oregon                       Oregon
*Utica Converters Inc.                             Delaware
Wheel Assemblies Inc.                              Delaware
Wingfoot Commercial Tire Systems LLC               Ohio
Wingfoot Corporation                               Delaware
Wingfoot Ventures Eight Inc.                       Delaware
Wingfoot Ventures Four Inc.                        Delaware
Wingfoot Ventures Thirteen Inc.                    Delaware

INTERNATIONAL
Abacom (Pty.) Ltd.                                 Botswana
Compania Anonima Goodyear de Venezuela             Venezuela
Compania Goodyear del Peru, S.A.                   Peru
Compania Goodyear, S.A. de C.V.                    Mexico

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
                                                      PLACE OF
                                                    INCORPORATION
            NAME OF SUBSIDIARY                     OR ORGANIZATION
            ------------------                     ---------------
Corporacion Industrial Mercurio S.A. de C.V.       Mexico
*Dunlop Airsprings                                 France
*Dunlop GmbH & Co. KG                              Germany
*Dunlop Grund und Service Verwaltungs GmbH         Germany
*Dunlop Pneumatici SpA                             Italy
*Dunlop Tyres Limited                              England
*Dunlop Versicherungsservice GmbH                  Germany
*Eurosava Srl                                      Italy
*Fit Remoulds (Ireland) Limited                    Ireland
*Fulda Reifen GmbH & Co. KG                        Germany
*ForMa Formen und Maschinenbau GmbH                Germany
*GD Furstenwalde Vermogensverwaltungs GmbH         Germany
*GHS Goodyear Handelssysteme GmbH                  Germany
Goodyear Australia Pty Limited                     Australia
Goodyear Aviation Japan, Ltd.                      Japan
Goodyear Belting Pty Limited                       Australia
Goodyear Brokers Limited                           Bermuda
Goodyear Canada Inc.                               Canada
Goodyear Chemical Products SAS                     France
*Goodyear Dalian Tire Company Ltd.                 China
Goodyear de Chile S.A.I.C.                         Chile
Goodyear de Colombia S.A.                          Colombia
Goodyear do Brasil Productos de Borracha Ltda      Brazil
*Goodyear Dunlop Financial Service GmbH            Germany
*Goodyear Dunlop Tires Austria GmbH                Austria
*Goodyear Dunlop Tires Baltic A.S.                 Estonia
*Goodyear Dunlop Tires Belgium N.V.                Belgium
*Goodyear Dunlop Tires Czech s.r.o.                Czech Republic
*Goodyear Dunlop Tires Danmark A/S                 Denmark
*Goodyear Dunlop Tires Espana S.A.                 Spain
*Goodyear Dunlop Tires Europe B.V.                 Netherlands
*Goodyear Dunlop Tires Finance Europe B.V.         Netherlands
*Goodyear Dunlop Tires Finland OY                  Finland
*Goodyear Dunlop Tires France                      France
*Goodyear Dunlop Tires Germany GmbH                Germany
*Goodyear Dunlop Tires Hellas S.A.I.C.             Greece
*Goodyear Dunlop Tires Ireland Limited             Ireland
*Goodyear Dunlop Tires Italia SRL                  Italy
*Goodyear Dunlop Tires Hungary Trading Ltd.        Hungary
*Goodyear Dunlop Tires Nederland B.V.              Netherlands
*Goodyear Dunlop Tires Norge A/S                   Norway
*Goodyear Dunlop Tires Polska Sp z.o.o.            Poland

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
                                                                  PLACE OF
                                                                INCORPORATION
                    NAME OF SUBSIDIARY                         OR ORGANIZATION
                    ------------------                         ---------------
*Goodyear Dunlop Tires Portugal, Unipessoal, Lda.              Portugal
*Goodyear Dunlop Tires Romania Srl                             Romania
*Goodyear Dunlop Tires Slovakia s.r.o.                         Slovakia
*Goodyear Dunlop Tires Slovenia d.o.o.                         Slovenia
*Goodyear Dunlop Tires Suisse S.A.                             Switzerland
*Goodyear Dunlop Tires Sverige A.B.                            Sweden
*Goodyear Dunlop Tyres UK Ltd.                                 England
Goodyear Earthmover Pty Ltd                                    Australia
Goodyear Engineered Products Europe d.o.o.                     Slovenia
Goodyear Engineered Products Europe Joint Venture
  Holding d.o.o.                                               Slovenia
Goodyear Finance Holding S.A.                                  Luxembourg
Goodyear France Aviation Products S.A.                         France
*Goodyear GmbH & Co. KG                                        Germany
Goodyear India Limited                                         India
Goodyear Industrial Rubber Products Ltd.                       England
*Goodyear Italiana S.p.A.                                      Italy
Goodyear Jamaica Limited                                       Jamaica
Goodyear Korea Company                                         Korea
Goodyear Lastikleri Turk Anonim Sirketi                        Turkey
*Goodyear Luxembourg Tires S.A.                                Luxembourg
Goodyear Malaysia Berhad                                       Malaysia
*Goodyear Management Services Ltd.                             England
Goodyear Marketing & Sales Snd. Bhd.                           Malaysia
Goodyear Maroc S.A.                                            Morocco
Goodyear Middle East FZE                                       Dubai
Goodyear Nederland B.V.                                        Netherlands
Goodyear New Zealand, Ltd.                                     New Zealand
Goodyear Orient Company (Private) Limited                      Singapore
Goodyear Philippines, Inc.                                     Philippines
Goodyear Productos Industriales S. De R.L. De C.V.             Mexico
Goodyear Productos Industriales, C.A.                          Venezuela
Goodyear Qingdao Engineered Elastomers Company Ltd.            China
Goodyear Russia LLC                                            Russia
Goodyear Sales Company Limited                                 Taiwan
Goodyear S.A.                                                  France
Goodyear S.A.                                                  Luxembourg
Goodyear Servicios Comerciales S. De R.L. De C.V.              Mexico
Goodyear Servicios Y Asistencia Tecnica S. De R.L. De C.V.     Mexico
Goodyear Singapore Pte Limited                                 Singapore

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
                                                                  PLACE OF
                                                                INCORPORATION
                    NAME OF SUBSIDIARY                         OR ORGANIZATION
                    ------------------                         ---------------
Goodyear Solid Woven Belting (Pty) Limited                     South Africa
Goodyear South Africa (Proprietary) Limited                    South Africa
Goodyear South Asia Tyres Private Limited                      India
Goodyear SRI Global Purchasing Yugen Vaisha & Co. Ltd          Japan
Goodyear Taiwan Limited                                        Taiwan
Goodyear (Thailand) Public Company Limited                     Thailand
Goodyear Tyres Pty Ltd                                         Australia
Goodyear Tyre and Rubber Holdings (Pty.) Ltd                   South Africa
Goodyear Wingfoot KK                                           Japan
Gran Industria de Neumaticos Centroamericana, S.A.             Guatemala
Hi-Q Automotive (Pty.) Ltd.                                    South Africa
*KDIS Distribution                                             France
Kelly-Springfield Puerto Rico, Inc.                            Puerto Rico
Kelly-Springfield Tyre Co. (Australia) Pty. Ltd.               Australia
Magister Limited                                               Mauritius
Neumaticos Goodyear S.R.L.                                     Argentina
Nippon Giant Tire Co., Ltd.                                    Japan
Numazu G.Y. KK                                                 Japan
*Pneu Holding                                                  France
*Pneumant Reifen GmbH & Co KG                                  Germany
Property Leasing S.A.                                          Luxembourg
P.T. Goodyear Indonesia Tbk                                    Indonesia
P.T. Goodyear Sumatra Plantations                              Indonesia
Rubber & Associated Manufacturing (Pty) Ltd.                   South Africa
RVM Reifen Vertriebsmanagement GmbH                            Germany
Sava Tires, d.o.o.                                             Slovenia
Sava Tires Joint Venture Holding, d.o.o.                       Slovenia
*S.A. Vulco Belgium N.V.                                       Belgium
Servicios Y Montjes Eagle, S. de R.L.                          Mexico
South Pacific Tyres                                            Australia
South Pacific Tyres New Zealand Limited                        New Zealand
*SP Brand Holding GEIE                                         Belgium
Three Way Tyres (Botswana)                                     Botswana
Tire Company Debica S.A.                                       Poland
Tredcor Export Services (Pty) Ltd.                             South Africa
Tredcor Southern Zimbabwe (Pvt.) Limited                       Zimbabwe
Tredcor (Zambia) Limited                                       Zambia
Trentyre Limited (Mozambique)                                  Mozambique
Trentyre Holdings (Pty) Ltd                                    South Africa
Trentyre (Pty.) Ltd.                                           South Africa
Trentyre North Zimbabwe (Pvt.) Limited                         Zimbabwe
Tyre Services (Botswana)                                       Botswana

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
                                                    PLACE OF
                                                  INCORPORATION
            NAME OF SUBSIDIARY                   OR ORGANIZATION
            ------------------                   ---------------
*Vulco Development                               France
*Vulco France                                    France
Wingfoot de Chihuahua, S. de R.L. de C.V.        Mexico
Wingfoot Insurance Company Limited               Bermuda
Wingfoot Luxembourg SARL                         Luxembourg
Wingfoot Mold Leasing Company                    Canada
*4 Fleet Group GmbH                              Germany

(1) Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2) Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is 75% owned by the Company; and (ii) in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary's equity capital: Goodyear-SRI Global Purchasing Company, 80%; Goodyear-SRI Global Technology LLC, 51%; Compania Goodyear del Peru S.A., 78%; Goodyear Aviation Japan Ltd., 85%; Goodyear India Limited, 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 74.61%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc S.A., 55%; Goodyear Qingdao Engineered Elastomers Company Ltd., 60%; Goodyear Taiwan Limited, 75.5%; Goodyear Sales Company Limited, 75.5%; Goodyear (Thailand) Public Company Limited, 66.8%; Gran Industria de Neumaticos Centroamericana, S.A., 79%; P.T. Goodyear Indonesia Tbk, 85%; Goodyear Philippines Inc., 88.54%; P.T. Goodyear Sumatra Plantations, 95%; Nippon Giant Tire Co., Ltd., 65%; Goodyear-SRI Global Purchasing Yugen Vaisha & Co., 80%; Goodyear Market & Sales Snd Shd, 51%; Sava Tires, d.o.o., 60%; Sava Tires Joint Venture Holding, d.o.o., 60%; South Pacific Tyres, 50.01%; South Pacific Tyres New Zealand Limited, 50.01%; Tire Company Debica S.A., 59.87%; Goodyear South Asia Tires Private Limited, 99.4%; Vulco Development, 62.2%; Wingfoot Luxembourg SARL, 95%; Trentyre North Zimbabwe (Pvt.) Limited, 51%; Tredcor Southern Zimbabwe (Pvt.) Limited, 60%; Trentyre (Pty.) Ltd., 92%; and Trentyre Limited (Mozambique), 70%.

(3) In accordance with paragraph (ii) of Part 21 of Item 601(b) of Regulation S-K, the names of approximately 52 subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in the applicable regulations.

(4) Except for Wingfoot Corporation, South Pacific Tyres and South Pacific Tyres Limited New Zealand, at December 31, 2003, Goodyear did not have any majority owned subsidiaries that were not consolidated.